SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                        ------------------

                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                          EMC CORPORATION
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        (Exact name of issuer as specified in its charter)

                           MASSACHUSETTS
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  (State or other jurisdiction of Incorporation or Organization)

                            04-2680009
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               (I.R.S. Employer Identification Number)

                   35 Parkwood Drive, Hopkinton,
                        Massachusetts 01748
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             (Address of Principal Executive Offices)

        CrosStor Software, Inc. Incentive Stock Option Plan
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                     (Full Title of the Plan)

                       Paul T. Dacier, Esq.
             Senior Vice President and General Counsel
                          EMC Corporation
                         171 South Street
                  Hopkinton, Massachusetts 01748
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              (Name and Address of Agent for Service)

                          (508) 435-1000
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     (Telephone Number, Including Area Code for Agent for Service)

                  CALCULATION OF REGISTRATION FEE

Title of Securities  Amount      Proposed     Proposed    Amount of
to be                to be       Maximum      Maximum     Registration
Registered           Registered  Offering     Aggregate   Fee (3)
-------------------  (1)         Price Per    Offering    -------------
                     ----------  Share (2)    Price (3)
                                 ---------    ---------

CrosStor Software,   708,165(1)   $2.90     $2,053,678.50   $542.20
Inc. Incentive
Stock Option Plan
Common Stock, par
value $.01 per
share
--------------------
(1)This Registration Statement covers 708,165 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), that may be issued upon exercise of options granted under the CrosStor Software, Inc. Incentive Stock Option Plan (the "Plan"). Also registered hereunder is such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2)As set forth in Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the prices at which options to acquire the Common Stock under the Plan may be exercised, which prices range from $0.31 to $44.30.

(3)Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     EMC Corporation (the "Registrant") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission:

  (a)the Registrant's Current Reports on Form 8-K filed with the
     SEC on February 22, 2000, April 18, 2000,  May 9, 2000, and
     November 8, 2000;

  (b)the Registrant's Annual Report on Form 10-K for the fiscal year ending December 31, 1999;

  (c)the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000; and

  (d)the description of the Registrant's common stock which is contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

  In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the shares of the Registrant's common stock being registered pursuant to this registration statement will be passed upon for the Registrant by Paul T. Dacier, Senior Vice President and General Counsel of the Registrant. As of September 30, 2000, Mr. Dacier was the beneficial owner (for purposes of the Exchange Act) of 319,643 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers

     Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or
(iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     Article 6(k) of the Registrant's Restated Articles of
Organization provides as follows:

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The forgoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     In addition, Section 7 of the Registrant's Amended and Restated By-laws, entitled "Indemnification of Directors and Officers," provides as follows:

     The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual's action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that such individual's action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual's action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the corporation the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Section 7. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms ''director'' and ''officer'' include their respective heirs, executors and administrators, and an ''interested'' director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors or officers may be entitled by contract or otherwise under law.



Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

     4.1  CrosStor Software, Inc. Incentive Stock Option Plan
          (which is referred to as the Programmed Logic
          Corporation Incentive Stock Option Plan).

     5.1  Opinion of Paul T. Dacier, Senior Vice President and
          General Counsel to EMC Corporation, as to the legality of the securities being registered.

     23.1 Consent of PricewaterhouseCoopers LLP, Independent
          Accountants.

     23.2 Consent of Paul T. Dacier, Senior Vice President and
          General Counsel to EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration
          Statement).

     24.1 Power of Attorney (included on the signature pages to this registration statement).


Item 9.  Undertakings

 The undersigned Registrant hereby undertakes the following:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on November 16, 2000.


                                   EMC CORPORATION

                                   By:  /s/ Paul T. Dacier
                                      -------------------------------
                                     Name:  Paul T. Dacier
                                     Title: Senior Vice President and
                                            General Counsel


                         POWER OF ATTORNEY

  We, the undersigned officers and directors of EMC Corporation, hereby severally constitute Michael C. Ruettgers, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, our true and lawful attorneys-in-fact with full power of substitution and resubstitution, for them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement (including pre-effective and post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable EMC Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact, or any of them, to said registration statement and any and all amendments thereto.

  Witness our hands and common seal on the dates set forth below.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


  Signatures                     Title                  Date
  ----------                     -----                  ----


/s/ Richard J. Egan         Chairman of the Board    November 16, 2000
-------------------         (Principal Executive
Richard J. Egan              Officer) and Director



/s/ Michael C. Ruettgers    Chief Executive Officer  November 16, 2000
------------------------    and Director
Michael C. Ruettgers



/s/ William J. Teuber, Jr.   Senior Vice President   November 16, 2000
--------------------------   and Chief Financial
William J. Teuber, Jr.       Officer (Principal
                             Financial Officer and
                             Chief Accounting
                             Officer)


/s/ Michael J. Cronin        Director                November 16, 2000
---------------------
Michael J. Cronin


/s/ John R. Egan             Director                November 16, 2000
------------------
John R. Egan


/s/ Maureen E. Egan          Director                November 16, 2000
-------------------
Maureen E. Egan


/s/ W. Paul Fitzgerald       Director                November 16, 2000
----------------------
W. Paul Fitzgerald


/s/ Joseph F. Oliveri        Director                November 16, 2000
----------------------
Joseph F. Oliveri


/s/ Alfred M. Zeien          Director                November 16, 2000
--------------------
Alfred M. Zeien







                               EXHIBIT INDEX

   4.1 CrosStor Software, Inc. Incentive Stock Option Plan (which is referred to as the Programmed Logic Corporation Incentive Stock Option Plan).

   5.1 Opinion of Paul T. Dacier, Senior Vice President and General Counsel to EMC Corporation, as to the legality of the securities being registered.

   23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2 Consent of Paul T. Dacier, Senior Vice President and General Counsel to EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

   24.1 Power of Attorney (included on the signature pages to this registration statement).